CERTIFICATE OF NAME CHANGE AMENDMENT

to the

DECLARATION OF TRUST

of

NUVEEN INSURED DIVIDEND ADVANTAGE MUNICIPAL FUND

      The undersigned Trustees of Nuveen
Insured Dividend Advantage Municipal Fund (the
 Trust ), a Massachusetts business trust, do hereby certify that effective as of the 2nd day of January 2012 the name of the Trust changes from Nuveen Insured Dividend Advantage Municipal
Fund to Nuveen Dividend Advantage Municipal
Income Fund. Therefore, all references to the name of the Trust in the Declaration of Trust of the Trust are accordingly amended to reference the new name of the Trust.










      <STAMP>
      RECEIVED
      December 15, 2011
      Secretary of the Commonwealth
      Corporations Division


      IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, has executed this instrument as of this 9th day of December 2011.


	/s/ John P. Amboian	      		__/s/ Robert P. Bremner ___
John P. Amboian,	Robert P. Bremner,
  as Trustee	  as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois  60606


/s/ Jack B. Evans	      				__/s/ William C. Hunter _
Jack B. Evans,	William C. Hunter,
  as Trustee	  as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois  60606


/s/ David J. Kundert	      			_/s/ William J. Schneider _
David J. Kundert,	William J. Schneider,
  as Trustee	  as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois  60606


/s/ Judith M. Stockdale	      			/s/ Carole E. Stone _____
Judith M. Stockdale,	Carole E. Stone,
  as Trustee	  as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606	Chicago, Illinois  60606

	/s/ Virginia L. Stringer			/s/ Terence J. Toth,
Virginia L. Stringer,	Terence J. Toth,
  as Trustee	  as Trustee
333 West Wacker Drive	333 West Wacker Drive
Chicago, Illinois 60606 	Chicago, Illinois  60606



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